Exhibit 5.1

April 2, 2024
File: 7336 001

Goodness Growth Holdings, Inc.

207 South 9th Street

Minneapolis, Minnesota 55402

Dear Sirs / Mesdames:

Re:	Goodness Growth Holdings, Inc. (the "Company")
Registration Statement on Form S-8 relating to the reoffer and resale of subordinate voting shares without par value in the capital of the Company ("Shares")

We have acted as British Columbia counsel to the Company, a corporation existing under the laws of the Province of British Columbia, Canada, in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act") by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof.

The Registration Statement relates to the reoffer and resale of 1,238,091 Shares (the "RSU Shares") by the selling shareholders identified as such in the Registration Statement (the "Selling Shareholders") underlying restricted stock units ("RSUs") issued to the Selling Shareholders prior to the filing of the Registration Statement pursuant to: (i) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and Kyle Kingsley (the "Kingsley Agreement"); (ii) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder (the "Schroeder Agreement"); (iii) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa (the "Shimpa Agreement"); and (iv) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters (the "Peters Agreement" and collectively with the Kingsley Agreement, Schroeder Agreement and Shimpa Agreement, the "Employee Agreements"), as evidenced by each of the Non-Plan Restricted Stock Unit Agreements dated December 14, 2022 (collectively, the "Award Agreements"), that were issued to each Selling Shareholder in connection with his or her respective Employment Agreement.

April 2, 2024

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction of the Registration Statement, including the reoffer prospectus contained therein, the Employee Agreements and Award Agreements (collectively, the "Transaction Documents") and the following documents (the "Corporate Documents"): (a) the Certificate of Continuation, Certificates of Name Changes, Notice of Articles and Articles of the Company; (b) records of the Company's corporate proceedings in connection with the Employee Agreements, Award Agreements and reservation for issuance of Shares; and (c) a certificate of an officer of the Company with respect to certain factual matters (the "Officer's Certificate"). We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

Whenever our opinion refers to Shares of the Company whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such Shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such Shares, either in order to complete payment for the Shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such Shares or as to the adequacy of any consideration received.

In examining all documents and in providing our opinion, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company).

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	the RSU Shares have been duly authorized and, if issued in connection with the vesting of the RSUs under the Award Agreements in accordance with the terms and subject to the conditions thereof and of the Employment Agreements, the RSU Shares will be validly issued as fully paid and non-assessable Shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the reoffer prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

April 2, 2024

This opinion is furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

SANGRA MOLLER LLP

/s/ "Sangra Moller LLP"